                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  listed below of WHX Corporation of our reports dated April 11, 2003, relating to the  Consolidated  Financial  Statements of WHX  Corporation and the
condensed  financial  statements of WHX Corporation  (Parent Only) respectively, and our report dated February 28, 2003, except as to Note R which is dated as of
March 26, 2003,  relating to the  financial  statements  of  Wheeling-Pittsburgh
Corporation, which appear in this Form 10-K/A.

On Form S-3:

            File No. 33 - 54831

            File No. 33 - 63845

On Form S-8:

            File No. 33 - 54801

            File No. 33 - 56281

            File No. 333 - 64217

            File No. 333 - 36985

            File No. 333 - 64784

New York, New York
April 29, 2003